Exhibit 99.1

FOR IMMEDIATE RELEASE New York Community Bancorp, Inc.: Investor/Media Contact: Salvatore J. DiMartino (516) 683-4286	Flagstar Bancorp, Inc.: Investor/Contact: Kenneth Schellenberg (248) 312-5741 Media Contact: Susan Bergesen (248) 797-2207

NEW YORK COMMUNITY BANCORP, INC. AND FLAGSTAR BANCORP, INC.

EXTEND MERGER AGREEMENT

Hicksville, N.Y. and Troy, MI, April 27, 2022 – New York Community Bancorp, Inc. (NYSE: NYCB) (the “Company”) and Flagstar Bancorp, Inc. (“Flagstar”) (NYSE: FBC) today announced that they have mutually extended their merger agreement to October 31, 2022.

In connection with the extension, both parties amended the merger agreement to provide that the combined company’s ongoing banking operations will operate under a national bank charter. The Company and Flagstar each believe that a national bank charter is an appropriate charter for the combined company’s banking operations, especially taking into account Flagstar’s national mortgage banking business, which Flagstar has operated successfully for many years under the supervision of the Office of the Comptroller of the Currency (the “OCC”). Under the amended merger agreement, the necessary bank regulatory approvals required to consummate the merger are the approval of the Federal Reserve Board and the OCC.

About New York Community Bancorp, Inc.

Based in Hicksville, N.Y., New York Community Bancorp, Inc. is a leading producer of multi-family loans on non-luxury, rent-regulated apartment buildings in New York City, and the parent of New York Community Bank. At March 31, 2022, the Company reported assets of $61.0 billion, loans of $46.8 billion, deposits of $38.0 billion, and stockholders’ equity of $6.9 billion.

Reflecting our growth through a series of acquisitions, the Company operates 237 branches through eight local divisions, each with a history of service and strength: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, Roosevelt Savings Bank, and Atlantic Bank in New York; Garden State Community Bank in New Jersey; Ohio Savings Bank in Ohio; and AmTrust Bank in Florida and Arizona.

About Flagstar Bancorp, Inc.

Flagstar Bancorp, Inc. (NYSE: FBC) is a $23.2 billion savings and loan holding company headquartered in Troy, Michigan. Flagstar Bank, FSB, provides commercial, small business, and consumer banking services through 158 branches in Michigan, Indiana, California, Wisconsin, and Ohio. It also provides home loans through a wholesale network of brokers and correspondents in all 50 states, as well as 82 retail locations in 28 states. Flagstar is a leading national originator and servicer of mortgage and other consumer loans, handling payments and record keeping for $300 billion of loans representing over 1.3 million borrowers.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the Company’s and Flagstar’s beliefs, goals, intentions, and expectations regarding revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; the Company’s and Flagstar’s estimates of future costs and benefits of the actions each company may take; the Company’s and Flagstar’s assessments of probable losses on loans; the Company’s and Flagstar’s assessments of interest rate and other market risks; and the Company’s and Flagstar’s ability to achieve their respective financial and other strategic goals.

Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. These forward-looking statements include, without limitation, those relating to the terms, timing, and closing of the proposed transaction.

Additionally, forward-looking statements speak only as of the date they are made; the Company and Flagstar do not assume any duty, and do not undertake, to update such forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of the Company and Flagstar. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement among the Company, 615 Corp. and Flagstar; the outcome of any legal proceedings that may be instituted against the Company or Flagstar; the possibility that the proposed transaction will not close when expected or at all because required regulatory or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; the ability of the Company and Flagstar to meet expectations regarding the timing, completion, and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of the Company and/or Flagstar; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies, or as a result of the strength of the economy and competitive factors in the areas where the Company and Flagstar do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the proposed transaction within the expected timeframes or at all, and to successfully integrate Flagstar’s operations and those of the Company; such integration may be more difficult, time consuming, or costly than expected; revenues following the proposed transaction may be lower than expected; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; the Company’s and Flagstar’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by the Company’s issuance of additional shares of its capital stock in connection with the proposed transaction; and other factors that may affect future results of the Company and Flagstar; and the other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in other reports the Company files with the U.S. Securities and Exchange Commission (the “SEC”), which are available at http://www.sec.gov and in the “SEC Filings” section of the Company’s website, https://ir.mynycb.com, under the heading “Financial Information,” and in Flagstar’s Annual Report on Form 10-K for the year ended December 31, 2021 and in Flagstar’s other filings with the SEC, which are available at http://www.sec.gov and in the “Documents” section of Flagstar’s website, https://investors.flagstar.com.